                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-A

                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                                V-ONE Corporation
              ---------------------------------------------------------
               (Exact name of registrant as specified in its charter)

           Delaware                                              52-1953287
     ------------------------                               ------------------
     (State of incorporation                                  (I.R.S. Employer
       or organization)                                     Identification No.)

     1803 Research Boulevard
     Rockville, Maryland                                          20850
     ------------------------                               ------------------
     (Address of principal                                       (Zip Code)
      executive offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class               Name of each exchange on which
              to be so registered               each class is to be registered

     None
     ---------------------------                ------------------------------
     ---------------------------                ------------------------------
     ---------------------------                ------------------------------

             If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction
     A.(c)(1), please check the following box.    [ ]

              If this Form relates to the registration of a class of debt securities and is effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                 Common Stock, $0.001 par value per share
     --------------------------------------------------------------------------
                                   (Title of class)

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.  Description of Securities to be Registered.
              -------------------------------------------

              This item is incorporated herein by reference to the section entitled "Description of Capital Stock" in the Registrant's Prospectus, which forms a part of its Registration Statement on Form S-1 (Commission File No. 333-06535) originally filed with the Securities and Exchange Commission on June 21, 1996, as such Prospectus and Registration Statement may be amended from time to time (the "Registration Statement").

     Item 2. Exhibits.
              --------

              The securities described herein are to be registered on the Nasdaq Stock Market's National Market ("Nasdaq"). Accordingly, the following exhibits required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, have been duly filed with Nasdaq:

              1.      The Registration Statement.

              2. Amended and Restated Certificate of Incorporation as of July 2, 1996 (Incorporated herein by reference to Exhibit
                      3.1 to the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form S-1 (Commission File No. 333-06535) filed with the Securities and Exchange Commission on July 19, 1996).

              3. Amended and Restated Bylaws as of June 28, 1996 (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form S-1 (Commission File No. 333-06535) filed with the Securities and Exchange Commission on July 19, 1996).

              4. Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock dated September 9, 1996 (Incorporated herein by reference to Exhibit 3.6 to the Registrant's Pre-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Commission File No. 333-06535) filed with the Securities and Exchange Commission on September 17, 1996).

              The following exhibit required in accordance with Part II to the Instructions as to Exhibits on Form 8-A, will be duly filed with Nasdaq as soon as such exhibit is made available to the Company:

              5.      Specimen of Registrant's Common Stock Certificate.

                                      SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                V-ONE CORPORATION



     Date: October 9, 1996                      By:  /s/ James F. Chen
                                                    -----------------------
                                                    James F. Chen
                                                    President and Chief
                                                    Executive Officer